Exhibit 99.1

NYSE American: UEC TSX: UEX

Uranium Energy Corp Announces Acquisition of UEX Corporation to Create the Largest Diversified North American Focused Uranium Company

Acquisition Rationale and Highlights:

●	Accretive transaction, doubling of UEC’s uranium resources in world-class, politically stable, uranium mining jurisdictions at only a 13.7% dilution to UEC’s outstanding shares (1)
●

Pro forma UEC will have the largest uranium portfolio focused exclusively in the Americas, located in proven and stable jurisdictions, and combining diversified U.S. production and Canadian development assets

●

Recent global events have set in motion long-term structural changes in the supply chains of energy commodities where security of supply and reduction of geopolitical and transportation risk will be key strategic differentiators

●	On the demand side, there is a growing trend by Western utilities to secure supplies from uranium projects in politically stable jurisdictions
●	UEX portfolio is comprised of 29 uranium projects covering key areas of the producing eastern side and development western side of prolific Athabasca basin
●

5 of the 29 projects are advanced resource stage and already in strong joint-venture partnerships with established uranium miners which allows UEC to remain operationally focused in the U.S. while benefiting from a new development pipeline with significant exploration potential in Canada

●	UEX complements UEC’s near-term production-ready and brownfield assets in the U.S. with medium and long-term production potential in Canada
●	UEC maintains its strong balance sheet with over $180 (2) million of cash and liquid assets, with no debt, supporting production readiness and its ability to advance a strengthened project portfolio

Corpus Christi, TX, and Saskatoon, Saskatchewan June 13, 2022 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) and UEX Corporation (TSX:UEX, “UEX”) are pleased to announce they have entered into a definitive arrangement agreement (the “Agreement”), pursuant to which UEC will acquire all of the issued and outstanding common shares of UEX by way of statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act.

Under the terms of the Agreement, each holder of the common shares of UEX (each, a “UEX Share”) will receive 0.0831 of one UEC share (each, a “UEC Share”) in exchange for each UEX Share. This share exchange ratio implies consideration of approximately C$0.43 (3) per UEX Share and a premium of approximately 50% based on the closing price of UEX’s shares on the Toronto Stock Exchange (the “TSX”) on June 10, 2022.

At closing, existing UEC and UEX shareholders will own approximately 86.3% and 13.7%, respectively, of UEC based on current outstanding common shares.

Notes:

(1)	Subject to the completion of technical reports by UEC after closing
(2)

See UEC news release dated June 8, 2022; Subsequent to the closing of the Anfield indebtedness, and the pending return of certain surety amounts related to the U1 Americas transaction; Equity holdings include 15M shares of Uranium Royalty Corp (UROY)

(3)	Based on a spot exchange rate on June 10, 2022 of 1.2777 Canadian dollars per U.S. dollar

Amir Adnani, President and CEO of UEC, stated: “UEC’s acquisition of Uranium One Americas, Inc. in December 2021 marked the largest M&A transaction in the uranium sector in about a decade. The transaction was highly accretive for the Company, and we have seen a very positive response from our shareholders and the marketplace. The strategic acquisition of UEX has the same characteristics and will grow our diversified portfolio in the politically stable and mining friendly jurisdiction of Canada. It also marks the largest North American M&A transaction in the uranium sector following the U1A acquisition. This transaction underscores UEC’s sector leading strategy as the fastest growing, pure play, 100% un-hedged uranium company with assets only in the Western hemisphere. As with the U1A acquisition, the purchase price is equal to only 13.7% of the pro forma market capitalization, yet the acquisition is expected to more than double the size of our attributable measured and indicated uranium resources. This opportunity provides entry into two of Canada’s most prospective uranium districts in Saskatchewan and Nunavut, and cements UEC’s position as not only a leading American uranium mining company but a North American one as well. We commend Roger Lemaitre and the UEX team for having assembled and advanced this highly prospective portfolio and look forward to working with their experienced and professional Canadian team. They will be of great benefit to UEC moving forward. Furthermore, the key projects in the UEX portfolio are already in joint venture partnerships with uranium producers, including Cameco and Orano, and we look forward to working with them as the projects continue development towards production.”

Roger Lemaitre, President and CEO of UEX, commented: “This transaction with UEC reflects the efforts of the UEX team to create value through building an attractive strategic portfolio of assets and ultimately delivers a great outcome for UEX shareholders and complements our recent acquisition of JCU (Canada) Exploration Company Limited (“JCU”). The combination of UEC and UEX brings together two very strong and complementary portfolios and, in addition to a significant premium, provides our shareholders with the opportunity to participate in the continued growth of UEC. UEX shareholders will gain substantial exposure to production-ready low-cost U.S. ISR (in situ recovery) mining assets, a substantial physical uranium portfolio, a strong balance sheet and access to capital. I look forward to seeing UEC’s management team continue to execute on their growth strategy and build upon the success we have already seen with UEX’s portfolio of assets.”

Additional Benefits of the Acquisition to UEX shareholders

●	UEC's strong balance sheet and liquidity provides UEX with additional capital to fund continued exploration and growth initiatives at its projects in the Athabasca basin and Nunavut

●	Provides UEX's shareholders with substantial exposure to production-ready uranium assets in the United States, complementing UEX's current portfolio of development stage assets in Canada

UEX Asset Portfolio Overview

●

49.1% ownership in Shea Creek (operated by Orano, 50.9% ownership): Currently one of the largest undeveloped deposits in the Athabasca Basin, hosts 67.6M lbs. U3O8 of Indicated and 28.1M lbs. U3O8 of Inferred resources (100% basis) (1)

●	100% ownership in Horseshoe-Raven: Open pit amenable project located only 4 kms from Cameco’s Rabbit Lake Mill, hosts 37.4M lbs. U3O8 of Indicated resources (100% basis) (2)

●	82.8% ownership in Christie Lake: Resource stage asset located in the Athabasca basin that hosts 20.4M lbs. U3O8 of Inferred resource (100% basis) (3)

●

16.9% ownership in Kiggavik (operated by Orano, 66.2% ownership): Feasibility stage project located in Nunavut, Canada that hosts 127.3M lbs. U3O8 of Indicated and 5.4M lbs. U3O8 of Inferred resource (100% basis) (treated as a historical estimate for the purposes of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) (4)

●

15% ownership in Millennium (operated by Cameco, 69.9% ownership): Feasibility stage project located between McArthur River Mine and Key Lake Mill that hosts 75.9M lbs. U3O8 of Indicated and 29.0M lbs. U3O8 of Inferred resource (100% basis) (treated as a historical estimate for the purposes of NI 43-101) (5)

●

5% ownership in Wheeler River (operated by Denison, 95% ownership): Denison completed a PFS in 2018 highlighting robust economics. The Wheeler River project hosts a total of 132.1M lbs. U3O8 of Indicated (inclusive of 109.4M lbs. U3O8 probable reserves) and 3.0M lbs. U3O8 of Inferred resources (100% basis) (treated as a historical estimate for the purposes of NI 43-101) (6)

●

Other Projects: The remainder of UEX’s portfolio consists of one resource-level project, four mid-stage projects and 18 grassroots projects which will help provide further resource growth and long-term production sustainability for UEC

For mineral resource estimates referenced above as “historical estimates”, UEX and UEC are not treating this information as current mineral resources, have not verified this information and are not relying on it. A qualified person has not done sufficient work to classify these historical estimates as current mineral resources. UEX and UEC currently do not plan to conduct work to verify the historical estimates other than using them to guide exploratory and possible development work.

UEC Asset Portfolio Overview

●

Wyoming Hub & Spoke ISR Portfolio: Seven satellite projects, with a combined Measured and Indicated resource of 62M lbs. U3O8 and 7M lbs. U3O8 of Inferred resources, and the Irigaray Processing Plant with a licensed production capacity of 2.5M lbs./year (7)

●

Texas Hub & Spoke ISR Portfolio: Four satellite projects, with a combined Measured and Indicated resource of 6.5M lbs. U3O8 and 12.5M lbs. U3O8 of Inferred resources, and the Hobson Processing Plant with an installed production capacity of 2M lbs./year (8)

●	Other Projects: U.S. Hardrock pipeline, Paraguay ISR uranium portfolio, Paraguay Titanium business and the Diabase project in the Athabasca Basin

●	Physical Uranium Portfolio: A 5M lb. physical portfolio of U.S. warehoused uranium (U3O8).

●	Strategic Equity Interest: 16% equity stake in Uranium Royalty Corp.

Readers are cautioned that resources reported by UEX have been prepared and reported pursuant to the disclosure standards required by NI 43-101, and the resources reported by UEC have been prepared pursuant to the disclosure standards required under Regulation S-K subpart 1300 (“S-K 1300”) adopted by the United States Securities and Exchange Commission for filings under the U.S. Securities Act of 1933, as amended, and under the U.S. Securities Exchange Act of 1934, as amended. Resources that are reported pursuant to S-K 1300 may not qualify as resources under NI 43-101 or may differ from resources prepared under NI 43-101, and vice versa.

Transaction Conditions & Timing

UEX intends to call a meeting of shareholders to be held in August 2022 to seek shareholder approval for the Arrangement (the “UEX Meeting”). Completion of the Arrangement will require:

●	approval of at least 66 2/3% of the votes cast by UEX shareholders at the UEX Meeting, and

●	approval of a simple majority of the votes cast by UEX shareholders at the UEX Meeting, excluding votes from certain management shareholders, as required under Multilateral Instrument 61-101.

Completion of the Arrangement is also subject to the receipt of court and stock exchange approvals, and other customary closing conditions for transactions of this nature, such as Investment Canada approval.

The Agreement provides for, among other things, non-solicitation covenants, with “fiduciary out” provisions that allow UEX to consider and accept a superior proposal, subject to a “right to match period” in favour of UEC. The Agreement also provides for a termination fee of US$8.25 million to be paid by UEX to UEC if the Agreement is terminated in certain specified circumstances. In addition, under the Agreement UEC has agreed to provide UEX with C$5 million funding by way of a private placement of UEX Shares at a price of C$0.43 per UEX Share (the “Private Placement”). Closing of the Private Placement is subject to the approval of the TSX.

The Arrangement has been unanimously approved by the Board of Directors of UEX. The directors and senior officers of UEX, holding in aggregate approximately 0.5% of the issued and outstanding UEX Shares, have entered into voting support agreements with UEC, pursuant to which they have agreed to vote their shares in favour of the Arrangement at the UEX Meeting. TD Securities and Sprott Capital Partners have provided opinions to the UEX Board of Directors to the effect that, as of the date thereof, and based upon and subject to the assumptions, limitations and qualifications stated in such opinions, the consideration to be received by UEX shareholders pursuant to the Arrangement is fair, from a financial point of view, to such shareholders.

The transaction is expected to close in the third quarter of 2022.

Advisors and Counsel

BMO Capital Markets and Rothschild & Co are acting as financial advisor to UEC in connection with the transaction. McMillan LLP is acting as legal advisor to UEC.

TD Securities and Sprott Capital Partners are acting as financial advisors to UEX in connection with the transaction. Koffman Kalef LLP is acting as legal advisor to UEX.

Webcast and Conference Call

UEC and UEX will host a joint webcast on June 13, 2022 at 8:00 AM Pacific Time (11:00 AM Eastern Time), for members of the investment community to discuss the Arrangement. Webcast information are provided below.

Webcast URL
https://www.bigmarker.com/vid-conferences/VID-Town-Hall?utm_bmcr_source=irinc

Notes on Technical Disclosure

The technical information in this news release relating to UEC has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for UEC, being a Qualified Person under Item 1302 of Regulation S-K-1300 and NI 43-101

The technical information relating to UEX in this news release has been reviewed and approved by Roger Lemaitre, P.Eng., P.Geo., UEX’s President and CEO.

Notes:

(1)

NI 43-101 Technical Report “2022 Technical Report on the Shea Creek Project, Saskatchewan” with an effective date of January 1, 2022, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM definition standards adopted by the Canadian Institute of Mining, Metallurgy and Petroleum council on May 19, 2014 (the “CIM Definition Standards”)

(2)

NI 43-101 Technical Report “2021 Technical Report on the Horseshoe-Raven Project, Saskatchewan” with an effective date of December 31, 2021, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com.  These resources are reported in accordance with the CIM Definition Standards.

(3)

NI 43-101 Technical Report “Technical Report for the Christie Lake Uranium Project, Saskatchewan, Canada” with an effective date of December 31, 2021, a copy of which is available under UEX Corporation’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM Definition Standards.

(4)

Kiggavik resources as reported by Orano in their 2021 Activities Report available on their website at https://www.orano.group/docs/default-source/orano-doc/finance/publications-financieres-et-reglementees/2021/orano-annual-activity-report-2021.pdf?sfvrsn=a2e56244_8 converted from tonnes U to pounds U3O8 and from %U to %U3O8. The reader is cautioned that neither UEC or UEX are aware whether Orano’s reporting of resources conforms to NI 43-101 and CIM guidelines. These are treated by the UEX and UEC as historic resource estimates. There are no other estimates available to UEC or UEX.

(5)

Millennium resources as reported by Cameco on their website at https://www.cameco.com/businesses/uranium-projects/millennium/reserves-resources#measured_and_indicated as of December 31, 2021. The reader is cautioned that neither UEX nor UEC are aware of whether Cameco’s reporting conforms to NI 43-101 and CIM guidelines. These are treated by the Company as historic resource estimates. Cameco has reported that the estimates have been prepared in accordance with the CIM Definitions Standards. There are no other estimates available to UEC or UEX.

(6)

Wheeler River resources as reported by Denison’s Prefeasibility Study as posted on October 30, 2018 on SEDAR.com using a cut-off grade of 0.2% U3O8 for the Gryphon Deposit and 0.8% U3O8 for the Phoenix Deposit. These are treated by the UEC and UEX as historic resource estimates.There are no other estimates available to UEC or UEX.

(7)

The Technical Report Summary (“TRS”) was prepared under S-K 1300 and was filed on April 4, 2022 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on April 4, 2022. The TRS was prepared on behalf of the Company by WWC Engineering, of Sheridan, Wyoming.

(8)

NI 43-101 Technical Reports on the Palangana (effective date of January 15, 2010), Goliad (effective date of March 7, 2008), Burke Hollow (effective date of November 27, 2017) and Salvo (effective date of March 31, 2011) projects; copies of which are available under UEC’s profile on SEDAR at www.sedar.com. These resources are reported in accordance with the CIM Definition Standards.

About Uranium Energy Corp

Uranium Energy Corp is America's leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray Processing Plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: 1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; 2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp; and 3) a pipeline of resource-stage uranium projects in Arizona, New Mexico and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

About UEX Corporation

UEX is a Canadian uranium and cobalt exploration and development company involved in an exceptional portfolio of uranium projects. UEX’s directly-owned portfolio of projects is located in the eastern, western and northern perimeters of the Athabasca Basin, the world's richest uranium region which in 2020 accounted for approximately 8.1% of the global primary uranium production. In addition to advancing its uranium development projects through its ownership interest in JCU, UEX is currently advancing several other uranium deposits in the Athabasca Basin which include the Paul Bay, Ken Pen and Ōrora deposits at the Christie Lake Project, the Kianna, Anne, Colette and 58B deposits at its currently 49.1%-owned Shea Creek Project, the Horseshoe and Raven deposits located on its 100%-owned Horseshoe-Raven Project and the West Bear Uranium Deposit located at its 100%-owned West Bear Project.

Additional Information

Full details of the Arrangement are set out in the Agreement, which will be filed by UEX under its profile on SEDAR at www.sedar.com. In addition, further information regarding the Arrangement will be contained in a management information circular to be prepared in connection with the UEX Meeting and filed on UEX's profile on www.sedar.com at the time that it is mailed to securityholders. All securityholders are urged to read the management information circular once it becomes available as it will contain additional important information concerning the Arrangement.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

UEX Corporation

Roger Lemaitre, President & CEO

Telephone: (306) 979-3849

Notices to U.S. Investors

Certain projects in the UEX Asset Portfolio contain “historic resources” which have been estimated in compliance with CIM Definition Standards on Mineral Resources and Mineral Reserves but should not be considered or treated as current resources as defined under NI 43-101. These resources should be considered a “historical estimate” as defined under NI 43-101. In each instance, the reliability of the historical estimate is considered reasonable, but a Qualified Person has not done sufficient work to classify the historical estimate as a current Mineral Resource, and UEC is not treating the historical estimate as a current Mineral Resource.

The mineral resources referred to in the UEX Asset Portfolio herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

UEC is now subject to the requirements of Regulation S-K (subpart) 1300 – Disclosure by Registrants Engaged in Mining Operations with respect to disclosure of mining operations that are material to it starting with its fiscal year ending July 31, 2022 or sooner if it files a registration statement and can only rely on technical information contained in a technical report summary prepared in accordance with Regulation S-K (subpart) 1300.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, market and other conditions, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Cautionary Note Regarding Forward‐Looking Statements

This news release includes certain “Forward‐Looking Statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward‐looking information” under applicable Canadian securities laws. These forward‐looking statements or information relate to, among other things: anticipated benefits of the Arrangement to UEC, UEX and their respective securityholders; the timing and receipt of required securityholder, court, stock exchange, creditor and regulatory approvals for the Arrangement; the completion of the Private Placement; the ability of UEC and UEX to satisfy the other conditions to, and to complete, the Arrangement; the anticipated timing of the mailing of the UEX management information circular regarding the Arrangement, the closing of the Arrangement; future growth potential for UEC and its businesses; and future mine development plans.

In respect of the forward‐looking statements and information concerning the anticipated completion of the proposed Arrangement and the anticipated timing for completion of the Arrangement, the parties have provided them in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the time required to prepare and mail UEX Meeting materials, the ability of UEX to receive, in a timely manner, the necessary securityholder, court, stock exchange, and regulatory approvals; and the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Arrangement. Timing of these matters may change for a number of reasons, including unforeseen delays in preparing material for the UEX Meeting; inability to secure necessary securityholder, court, stock exchange, and regulatory approvals in the time assumed or the need for additional time to satisfy the other conditions to the completion of the Arrangement. Accordingly, readers should not place undue reliance on the forward‐looking statements and information contained in this news release concerning these times.

These statements reflect the parties’ respective current views with respect to future events and are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Such factors include, the synergies expected from the Arrangement not being realized; business integration risks; fluctuations in general macro‐economic conditions; fluctuations in securities markets and the market price of UEC shares; fluctuations in the spot and forward price of uranium or certain other commodities (such as natural gas, fuel oil and electricity); fluctuations in the currency markets (such as the Canadian dollar and the U.S. dollar); changes in national and local government, legislation, taxation, controls, regulations and political or economic developments in Canada and the United States; operating or technical difficulties in connection with mining or development activities; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards and industrial accidents); risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom the parties do business; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on mining, availability and increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses, permits and approvals from government authorities; title to properties; and the factors identified under the caption “Risk Factors” in UEC’s Form 10K and under the caption “Risk Factors” in UEX’s Annual Information Form. In addition, the failure of UEX to comply with the terms of the Arrangement Agreement may result in UEX being required to pay a termination fee to UEC, the result of which could have a material adverse effect on UEX’s financial position and results of operations and its ability to fund growth prospects and current operations. Although the parties have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be anticipated, estimated or intended. The parties do not intend, and do not assume any obligation, to update these forward‐looking statements or information to reflect changes in assumptions or changes in circumstances or any other events affecting such statements or information, other than as required by applicable law.